CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                  ARTHUR ANDERSEN LLP


                                  /s/ Arthur Andersen LLP
Las Vegas, Nevada
September 29, 1997